Exhibit 99.1

PRESS RELEASE	TheZenith Zenith National Insurance Corp. 21255 Califa St. Woodland Hills, CA 91367-9021 Reply to: P. O. Box 9055 Van Nuys, CA 91405-9055 Telephone: 818/713-1000

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FIRST QUARTER RESULTS

WOODLAND HILLS, CA, April 29, 2003

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $11.7 million, or $0.62 per share, for the first quarter of 2003 compared to net income of $2.8 million, or $0.15 per share, for the first quarter of 2002.

Gross workers’ compensation premiums written increased about 59% in the first quarter of 2003 compared to the first quarter of the prior year.  In California, gross workers’ compensation premiums written increased about 91% in the first quarter of 2003 compared to the first quarter of the prior year.

The combined ratio for the property-casualty insurance operations was 96.4% for the three months ended March 31, 2003 compared to 104.5% for the three months ended March 31, 2002 and 106.5% for the year ended December 31, 2002.  The combined ratio for the workers’ compensation operations for the three months ended March 31, 2003 was 97.5% compared to 106.8% for the three months ended March 31, 2002 and 108.7% for the year ended December 31, 2002.  The accident year combined ratio for the workers’ compensation operations was about 103.2% for 2002.

Book values per share at March 31, 2003 and December 31, 2002 were $17.33 and $16.89, respectively.

Commenting on the results, Stanley R. Zax, Chairman & President said, “We are pleased to report improved operating results based upon achieving an underwriting profit in our insurance operations.  Also, in the first quarter we strengthened our financial condition by completing a private placement of $125 million of convertible senior notes and repaying our outstanding bank debt.  We are focused on providing quality services to our growing customer base while continuing to improve our operating results.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with terrorist attacks such as the attack on the World Trade Center on September 11, 2001, and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share)	2003	2002

TOTAL REVENUES (1)	$186,687	$133,108

SELECTED INCOME DATA:
Net Investment Income after Tax	8,363	8,439

Income from Continuing Operations after Tax (1)	11,700	1,911
Income from Discontinued Operations after Tax (1)		889
Net Income	11,700	2,800

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE (1):
Basic	$0.62	$0.10
Diluted	0.62	0.10

NET INCOME PER COMMON SHARE:
Basic	0.62	0.15
Diluted	0.62	0.15

STOCKHOLDERS’ EQUITY (2):

Stockholders’ Equity	$325,313	$298,052

Stockholders’ Equity per Share:	17.33	16.00

Number of Common Shares:

Outstanding	18,768	18,634
Weighted Average for the Period - Basic	18,768	18,598
Weighted Average for the Period - Diluted	18,778	18,847

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada which was operated by Perma-Bilt.  The results of the real estate business for the three months ended March 31, 2002 are presented as discontinued operations.

(2) 2002 has been restated to reflect the change in accounting to the equity method for our investment in Advent Capital.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$173,404	$121,274
Net Investment Income	12,567	12,662
Realized Gains (Losses) on Investments	716	(828)
Total Revenues	$186,687	$133,108

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (Loss)	$6,229	$(5,432)
Net Investment Income	12,567	12,662
Realized Gains (Losses) on Investments	716	(828)
Property-Casualty Income	19,512	6,402

Interest Expense	(1,981)	(2,099)
Parent Expenses	(1,519)	(1,252)
Income from Continuing Operations before Tax and before Equity in Earnings of Investee	16,012	3,051
Income Tax Expense	5,670	1,140
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	10,342	1,911
Equity in Earnings of Investee after Tax	1,358
Income from Continuing Operations after Tax (1)	11,700	1,911
Income from Discontinued Operations after Tax (1)		889
NET INCOME	$11,700	$2,800

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada which was operated by Perma-Bilt.  The results of the real estate business for the three months ended March 31, 2002 are presented as discontinued operations.

(2) Net premiums earned in the quarters ended March 31, 2003 and 2002 are net of $17.2 million and $3.5 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands)	2003		2002

PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$118,550	55.1%	$62,178	45.0%
Outside California	73,058	34.0%	58,345	42.2%
Total Workers’ Compensation	191,608	89.1%	120,523	87.2%
Reinsurance	23,467	10.9%	17,701	12.8%
	215,075	100.0%	138,224	100.0%
Net Premiums Written:
Workers’ Compensation:
California	102,942	54.3%	57,217	44.7%
Outside California	63,128	33.3%	53,046	41.5%
Total Workers’ Compensation (1)	166,070	87.6%	110,263	86.2%
Reinsurance	23,500	12.4%	17,632	13.8%
	189,570	100.0%	127,895	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	95,180	54.9%	55,662	45.9%
Outside California	60,844	35.1%	51,636	42.6%
Total Workers’ Compensation (1)	156,024	90.0%	107,298	88.5%
Reinsurance	17,380	10.0%	13,976	11.5%
	173,404	100.0%	121,274	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio
Workers’ Compensation	3,833	97.5%	(7,334)	106.8%
Reinsurance	2,396	86.2%	1,902	86.4%
	6,229	96.4%	(5,432)	104.5%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		73.6%		75.1%
Underwriting Expenses		23.9%		31.7%
Combined Ratio		97.5%		106.8%

Reinsurance:
Loss and Loss Adjustment Expenses		69.0%		70.0%
Underwriting Expenses		17.2%		16.4%
Combined Ratio		86.2%		86.4%

Total:
Loss and Loss Adjustment Expenses		73.2%		74.5%
Underwriting Expenses		23.2%		30.0%
Combined Ratio		96.4%		104.5%

(1) Premiums in 2003 and 2002 are net of $18.3 million and $5.8 million, respectively, of ceded premiums written and $17.2 million and $3.5 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.